UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2008

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PARAMOUNT GOLD AND SILVER CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Office) (Zip Code)

(613)  226-9881

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain  statements  included  in this Form 8-K regarding  Paramount Gold and Silver Corp.  ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

ITEM 8.01

OTHER EVENTS.

On  March 26, 2008,  the Company confirmed that the reincorporation of the Company  as originally set forth in the Company’s Form 10-SB filed with the Commission on November 2, 2005 under Item 1 “Description of Business” was erroneously reported.  Specifically,  the Company was being referred to as reincorporated on March 29, 2005.  In fact the Company was incorporated on March 31, 2005.   As a result, either directly or indirectly, certain subsequent filings made with the Commission may also reflect this error.  The Company’s attorney in Delaware confirmed that there were no records filed with the Delaware Secretary of State confirming any type of reincorporation, reinstatement or statutory merger.

In connection with the Company’s review of the SEC allegations contained in the Commission’s press release date March 13, 2007 and Order of Suspension (File No. 500-1),  the Company has identified two attorneys operating in Houston, Texas  and an individual located in Toronto, Ontario who apparently  engaged in a scheme to transfer a defunct “shell” company  by the name of Panelmaster Corporation and  change its name to Paramount Gold Mining Corp. on April 14, 2005.  This was not in fact what transpired.

The Company understands that these same two Houston attorneys, either individually or acting in concert,  facilitated the formation of PanelMaster Corp. and its subsequent name change to Paramount Gold Mining Corp. by preparing and/or authorizing the appropriate corporate  filings with the Delaware Secretary of State.  Specifically, according to records filed with the Delaware Secretary of State, an entity was incorporated in Delaware on March 31, 2005 under the name PanelMaster Corp.  On April 14, 2005a new CUSIP number was assigned to the Company reflecting the name Paramount Gold Mining Corp.  The PanelMaster name was changed to Paramount Gold Mining Corp on April 14, 2007 when an amendment to the Certificate of Incorporation was filed by the then director, Alex Kaplun.  After these actions were taken Mr. Kaplun resigned and appointed Christopher Crupi,   the Company’s current CEO, as the Company’s president.

In filing the application for a new CUSIP number, these attorneys misrepresented that the Company was previously issued a  CUSIP number.  This was not an accurate representation as the Company was only incorporated on March 31, 2005 and no CUSIP number was previously issued.  Also in connection with falsifying the CUSIP number, these same attorneys contacted  NASDAQ in connection with the reorganization of the Company with respect to its new name and new CUSIP number.    The actions by these individuals resulted in the Company,  an entity formed in March 2005, securing a trading symbol from the defunct entity PanelMaster Corporation, a company with a similar name to the Company’s original name, PanelMaster Corp.

In order to insure the integrity of the markets, and full and complete disclosure, the Company’s Board of Directors has established an independent committee of the Board to study all aspects of the matter.   The committee has been authorized to hire professionals, make recommendations to the entire Board, including possible legal action against the culpable parties as well as determining whether further public disclosure is required.

Investors are urged to consider the actions described above before making an investment decision and are urged to review the Company’s filings with the Securities and Exchange Commission.  These filings are available on the Commission’s website located at www.sec.gov.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.  99.1  Copy of Press Release dated March 27, 2008 with respect to  SEC Temporary Trading Halt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paramount Gold and Silver Corp.

By:	/s/ Christopher Crupi
Christopher Crupi Chief Executive Officer

Date:  March 27, 2008